UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported)

March 22, 2018

PLUG POWER INC.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	001-34392 (Commission File Number)	22-3672377 (I.R.S. Employer Identification Number)

968 Albany Shaker Road,

Latham, New York  12110

(Address of principal executive offices and zip code)

(518) 782-7700

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Agreement.

Convertible Notes and the Indenture

On March 22, 2018, Plug Power Inc. (the “Company”) priced its private offering of $100 million in aggregate principal amount of 5.50% Convertible Senior Notes due 2023 (the “Notes”). The Notes are senior unsecured obligations of the Company. The Notes were issued pursuant to an Indenture, dated March 27, 2018 (the “Indenture”), between the Company and Wilmington Trust, National Association, as trustee. The Indenture includes customary covenants and sets forth certain events of default after which the Notes may be declared immediately due and payable and sets forth certain types of bankruptcy or insolvency events of default involving the Company after which the Notes become automatically due and payable.

The Notes will mature on March 15, 2023, unless earlier repurchased, redeemed or converted. The Notes will bear interest from March 27, 2018 at a rate of 5.50% per year payable semiannually in arrears on March 15 and September 15 of each year, beginning on September 15, 2018. The Notes will be convertible at the option of the noteholders at any time prior to the close of business on the business day immediately preceding September 15, 2022, only under the following circumstances: (1) during any calendar quarter commencing after the calendar quarter ending on June 30, 2018 (and only during such calendar quarter), if the last reported sale price of the Company’s common stock, par value $0.01 per share (the “Common Stock”), for at least 20 trading days (whether or not consecutive) during a period of 30 consecutive trading days ending on, and including, the last trading day of the immediately preceding calendar quarter is greater than or equal to 130% of the conversion price on each applicable trading day; (2) during the five business day period after any five consecutive trading day period (the “measurement period”) in which the trading price (as defined in the Indenture) per $1,000 principal amount of Notes for each trading day of the measurement period was less than 98% of the product of the last reported sale price of the Common Stock and the conversion rate on each such trading day; (3) if the Company calls any or all of the Notes for redemption, at any time prior to the close of business on the second scheduled trading day immediately preceding the redemption date; or (4) upon the occurrence of specified corporate events. On or after September 15, 2022 until the close of business on the second scheduled trading day immediately preceding the maturity date, holders may convert all or any portion of their Notes, in multiples of $1,000 principal amount, at the option of the holder regardless of the foregoing circumstances.

Upon conversion, the Company may satisfy its conversion obligation by paying and/or delivering, as the case may be, cash, shares of the Common Stock or a combination of cash and shares of the Common Stock, at the Company’s election, in the manner and subject to the terms and conditions provided in the Indenture. The conversion rate for the Notes will initially be 436.3002 shares of the Common Stock per $1,000 principal amount of Notes, which is equivalent to an initial conversion price of approximately $2.29 per share of the Common Stock. The initial conversion price of the Notes represents a premium of approximately 20% to the $1.91 per share closing price of the Common Stock on March 22, 2018. The conversion rate is subject to adjustment under certain circumstances in accordance with the terms of the Indenture.

A copy of the Indenture (including the form of the Note) is attached as an exhibit to this report and is incorporated herein by reference (and this description is qualified in its entirety by reference to such document).

The net proceeds from this offering were approximately $96.3 million, after deducting the initial purchasers’ discounts and commissions and the estimated offering expenses payable by the Company. The Company used $16.0 million of the net proceeds to pay the cost of the Capped Call Transactions (as defined below) and approximately $27.5 million of the net proceeds to pay the cost of the Forward Stock Purchase Transactions (as defined below). The Company intends to use the remainder of the net proceeds for general corporate purposes.

Capped Call and Forward Stock Purchase Transactions

On March 22, 2018, in connection with the pricing of the Notes, the Company entered into capped call transactions (the “Capped Call Transactions”) with certain of the initial purchasers of the Notes or their affiliates (the “Option Counterparties”). The Capped Call Transactions are expected generally to reduce or offset the potential dilution to the Company’s common stock upon any conversion of Notes and/or offset any cash payments the Company is required to make in excess of the principal amount of converted Notes, as the case may be, with such reduction and/or offset subject to a cap based on the cap price. The cap price of the capped call transactions will initially be $3.82 per share, which represents a premium of 100% over the last reported sale price of the Company’s common stock of $1.91 per share on March 22, 2018, and is subject to certain adjustments under the terms of the Capped Call Transactions.

On March 22, 2018, in connection with the sale of the Notes, the Company entered into a forward stock purchase transaction (the “Forward Stock Purchase Transaction”) pursuant to a forward stock purchase confirmation (the “Forward Stock Purchase Confirmation”) with one of the Option Counterparties, pursuant to which the Company agreed to purchase 14,397,906 shares of its Common Stock for settlement on or about March 15, 2023. The number of shares of Common Stock that the Company will ultimately repurchase under the Forward Stock Purchase Transaction is subject to customary anti-dilution adjustments. On March 27, 2018, the Company used approximately $27.5 million of the proceeds from the offering to fund the cost of the Forward Stock Purchase Transaction.

The Forward Stock Purchase Transaction is intended to allow investors in the Notes to establish short positions that generally correspond to (but may be greater than) commercially reasonable initial hedges of their investment in the Notes. The Forward Stock Purchase Transaction is subject to early settlement or settlement with alternative consideration in the event of certain corporate transactions.

The foregoing descriptions of the Capped Call Transactions and Forward Stock Purchase Transaction are qualified in their entirety by the copies of the form of call option transaction confirmation relating to the Capped Call Transactions and the forward stock purchase confirmation relating to the Forward Stock Purchase Transaction which are attached as exhibits to this report and incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 3.02 Unregistered Sale of Equity Securities.

The information set forth under Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

The Company offered and sold the Notes to the initial purchasers in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), and for resale by the initial purchasers to qualified institutional buyers pursuant to the exemption from registration provided by Rule 144A under the Securities Act. The Company relied on these exemptions from registration based in part on representations made by the initial purchasers in the Purchase Agreement. The shares of the Common Stock issuable upon conversion of the Notes, if any, have not been registered under the Securities Act and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

To the extent that any shares of the Common Stock are issued upon conversion of the Notes, they will be issued in transactions anticipated to be exempt from registration under the Securities Act by virtue of Section 3(a)(9) thereof, because no commission or other remuneration is expected to be paid in connection with conversion of the Notes, as the case may be, and any resulting issuance of shares of the Common Stock.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
4.1	Indenture, dated as of March 27, 2018, between Plug Power Inc., and Wilmington Trust, National Association, as trustee.
4.2	Form of 5.50% Convertible Senior Notes due 2023 (included in Exhibit 4.1).
10.1	Form of Call Option Transaction Confirmation.
10.2	Forward Stock Purchase Transaction Confirmation between Plug Power Inc. and Morgan Stanley & Co. LLC.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized on this 28th day of March 2018.

Plug Power Inc.

By:	/s/ Paul B. Middleton
Name:	Paul B. Middleton
Title:	Chief Financial Officer